                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            INTEGRITY INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 1000 CODY ROAD
                              MOBILE, ALABAMA 36695

                                                                  April 14, 1998

Dear Stockholder:

                You are cordially invited to attend the Annual Meeting of Stockholders of Integrity Incorporated, which will be held at the Adam's Mark, 64 South Waterstreet, Mobile, Alabama 36602, on Wednesday, May 6, 1998, at 2:00 p.m. local time.

                We look forward to your attendance at the Annual Meeting so that you can vote your shares in person and become better acquainted with members of the Board of Directors and management team. Two items of business, which will be considered and voted upon this year, are explained in the accompanying Proxy Statement. Even if you are planning to attend, please complete the enclosed proxy card and return it in the enclosed envelope so that your shares may be voted. You will still be able to vote your shares in person if you attend the Annual Meeting.

                If you have any questions about the Proxy Statement or the 1997 Annual Report, please contact Ms. Alison S. Richardson at (334) 633-9000.

                                   Sincerely,

                                   P. MICHAEL COLEMAN
                                   Chairman, President and
                                   Chief Executive Officer

                             INTEGRITY INCORPORATED

                                 1000 CODY ROAD
                              MOBILE, ALABAMA 36695

                  NOTICE TO THE HOLDERS OF CLASS A COMMON STOCK
                        OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD ON MAY 6, 1998

         Notice is hereby given to the holders of the $.01 par value per share Class A common stock (the "Class A Common Stock") of Integrity Incorporated (the "Company") that the Annual Meeting of Stockholders (the "Annual Meeting") of the Company will be held at the Adam's Mark, 64 South Waterstreet, Mobile, Alabama 36602, on Wednesday, May 6, 1998, at 2:00 p.m., local time, for the following purposes:

       (i) To elect five directors to serve until the 1999 Annual Meeting of Stockholders;

       (ii) To ratify the selection of Price Waterhouse LLP as independent auditors for the fiscal year ending December 31, 1998; and

       (iii) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only those stockholders of record at the close of business on March 11, 1998, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The transfer books will not be closed. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.

                              By Order of the Board of Directors,

                              ALISON S. RICHARDSON
April 14, 1998                Secretary

         WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY APPOINTMENT AND VOTE IN PERSON.

                             INTEGRITY INCORPORATED
                                 1000 CODY ROAD
                              MOBILE, ALABAMA 36695

                                                                  APRIL 14, 1998

                                 PROXY STATEMENT
                            FOR CLASS A COMMON STOCK
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 6, 1998

                                  INTRODUCTION

        This Proxy Statement is furnished to holders of the $.01 par value per share Class A common stock ("Class A Common Stock") of Integrity Incorporated, a Delaware corporation (the "Company" or "Integrity"), in connection with the solicitation of proxies by the Company's Board of Directors from holders of the outstanding shares of Class A Common Stock for use at the Annual Meeting of Stockholders to be held at 2:00 p.m. local time at the Adam's Mark, 64 South Waterstreet, Mobile, Alabama 36602, on Wednesday, May 6, 1998, and at any adjournments thereof (the "Annual Meeting").

        The Annual Meeting will be held for the following purposes: (i) to elect five directors to serve until the 1999 Annual Meeting of Stockholders and until their successors are elected and qualified; (ii) to ratify the selection of Price Waterhouse LLP as independent auditors for the fiscal year ending December 31, 1998; and (iii) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

        The Company's mailing address and the location of its principal executive offices is 1000 Cody Road, Mobile, Alabama 36695. This Proxy Statement and the accompanying Proxy are first being mailed to stockholders of the Company on or about April 14, 1998.

STOCKHOLDERS ENTITLED TO VOTE

        Only stockholders of record of the Company at the close of business on March 11, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 2,079,000 shares of the Class A Common Stock issued and outstanding held by approximately 108 stockholders of record and 1,700 beneficial stockholders. In addition, there were 3,435,000 shares of the Company's $.01 par value per share Class B common stock ("Class B Common Stock") issued and outstanding held by three stockholders of record. The Company's stock transfer books will not be closed and shares may be transferred subsequent to the Record Date. However, all votes must be cast in the names of stockholders of record on the Record Date.

        Pursuant to the Certificate of the Company, holders of Class A Common Stock are entitled to one vote per share. Holders of Class B Common Stock are entitled to ten votes per share. All actions submitted to a vote of stockholders are voted on by holders of Class A and Class B Common Stock voting together as a single class.

QUORUM AND VOTING REQUIREMENTS

        Pursuant to the Company's Bylaws, the holders of shares of the Class A Common Stock and Class B Common Stock entitled to cast a majority of the votes on the matters at issue at the Annual Meeting, present in person or by proxy, shall constitute a quorum. For the purpose of determining the presence of a quorum, abstentions and broker nonvotes will be counted as present.

        Proposal I, the election of five directors, requires the affirmative vote of a plurality of the votes of the shares of Class A Common Stock and Class B Common Stock represented and entitled to vote in the election at the Annual Meeting, provided a quorum is present. With respect to Proposal I, the election of directors, stockholders may (1) vote "for" all five nominees, (2) "withhold" authority to vote "for" all such nominees, or (3) "withhold" authority to vote for any individual nominee or nominees but vote for all other nominees. Because directors are elected by a plurality (more votes in favor than against) of the votes represented and entitled to vote, withholding authority to vote with respect to one or more nominees will have the same effect as a vote "against" the election of such nominee. Any "broker nonvotes" (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others based on their authority) will have no effect on the outcome of the election of directors.

        Proposal II, the ratification of auditors, requires the affirmative vote of a majority of the votes of the shares of Class A Common Stock and Class B Common Stock represented and entitled to vote generally in the election of directors at the Annual Meeting, provided a quorum is present. With respect to Proposal II, the ratification of auditors, stockholders may (1) vote "for," (2) vote "against," or (3) "abstain" from voting on the proposal. An abstention will have the same effect as a vote "against" while a broker nonvote will have no effect on the outcome of the ratification of auditors.

PROXIES

        If the enclosed Proxy is executed, returned in time and not revoked, the shares represented thereby will be voted in accordance with the instructions indicated in such Proxy. IF NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR (I) THE ELECTION OF ALL DIRECTOR NOMINEES, (II) RATIFICATION OF PRICE WATERHOUSE LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998; AND (III) IN THE BEST JUDGMENT OF SUCH PROXIES AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

        A stockholder who has given a Proxy may revoke it at any time prior to its exercise at the Annual Meeting by either (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed Proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. All written notices of revocation of Proxies should be addressed as follows: Integrity Incorporated, 1000 Cody Road, Mobile, Alabama 36695, Attention: Alison S. Richardson, Secretary.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

        The Bylaws of the Company provide that the Board of Directors shall consist of not less than three, nor more than twelve individuals with the exact number of directors determined by resolution of the Board of Directors. Pursuant to the Company's Bylaws, the Board of Directors has set the number of directors of the Company at five and has nominated the following individuals for election by the holders of Class A Common Stock and Class B Common Stock as directors of the Company:

                               P. Michael Coleman
                                 Jean C. Coleman
                                  John B. Ellis
                               Charles V. Simpson
                               Heeth Varnedoe III

        Each director will be elected to hold office until the 1999 Annual Meeting of Stockholders and until their earlier death, resignation or removal. The persons designated as proxies intend to vote the shares represented thereby in favor of the election to the Board of Directors of the nominees whose names appear above, unless either authority to vote for any or all of the nominees is withheld or such proxy has previously been revoked. It is believed that the nominees will be available and able to serve as directors. In the event that a nominee is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for the remaining nominees and for such other person as they may select. It is anticipated that management stockholders of the Company will vote for the election of the nominees.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR ELECTION AS DIRECTORS. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES. THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES OF THE SHARES OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK, VOTING TOGETHER AS A SINGLE CLASS, REPRESENTED AND ENTITLED TO VOTE IN THE ELECTION AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

CERTAIN INFORMATION CONCERNING NOMINEES

        The following table sets forth the names of the nominees for election as directors, their ages, the year in which they were first elected a director, their positions with the Company, their principal occupations and employers for at least the last five years, and any other directorships held by them in certain other companies. For information concerning membership on Committees of the Board of Directors, see "Meetings of the Board of Directors and Committees" below. For information concerning directors' ownership of Common Stock, see "Beneficial Owners of More Than Five Percent of the Company's Common Stock; Shares Held by Directors and Executive Officers" below.

  NAME AND YEAR FIRST                        POSITIONS WITH THE COMPANY, PRINCIPAL OCCUPATIONS DURING AT
  ELECTED DIRECTOR               AGE         LEAST THE PAST FIVE YEARS, AND OTHER DIRECTORSHIPS
---------------------            ---         -----------------------------------------------------------------
  P. Michael Coleman              44         Mr. Coleman co-founded the Company in 1987 when he and a partner purchased the music
     (1987)                                  operations of Integrity Communications, Inc. from Charles Simpson Ministries, Inc.
                                             Prior to 1987, Mr. Coleman was involved in various organizations in the Christian communications industry.

  Jean C. Coleman                 51         Mrs. Coleman is a full-time homemaker in Mobile, Alabama and is the wife of P. Michael
     (1993)                                  Coleman.

  John B. Ellis                   73         Mr. Ellis is a member of the Board of Directors of Atlantic Investment Co., Hughes
     (1994)                                  Supply, Inc., Intermet Corporation, Interstate/Johnson Lane, Inc., and a director emeritus of Genuine Parts Company.

  Charles V. Simpson              61         Mr. Simpson has been the Senior Pastor of the Covenant Church of Mobile for more than
     (1987)                                  five years. Reverend Simpson is Chairman of Charles Simpson Ministries which publishes
                                             Christian Conquest magazine, The Covenant and the Kingdom curriculum, and a monthly pastoral letter.

  Heeth Varnedoe III              61         Mr. Varnedoe was President and Chief Operating Officer of Flowers Industries Inc., a
     (1993)                                  publicly-traded company which produces bread and other baked products from 1986 to
                                             1997. Mr. Varnedoe continues to serve on the Board of Directors of Flowers Industries
                                             Inc.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

        Board of Directors. The property, affairs and business of the Company are under the general management of its Board of Directors as provided by the laws of Delaware and the Bylaws of the Company. The Company has standing Audit and Compensation Committees of the Board of Directors.

        Audit Committee. The members of the Audit Committee are John B. Ellis (Chairman) and Heeth Varnedoe III. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee held two meetings during 1997.

        Compensation Committee. The members of the Compensation Committee are Heeth Varnedoe III (Chairman) and John B. Ellis. The function of the Compensation Committee is to review and approve the compensation of executive officers and establish targets and incentive awards under incentive compensation plans of the Company. The Compensation Committee held two meetings during 1997.

        The Board of Directors held four meetings during 1997. Each director, during the period he or she was a director, attended at least 75% of the meetings of the Board of Directors. Each member of a committee, during the period he or she was a committee member, attended at least 75% of the meetings of each committee on which they served.

COMPENSATION OF DIRECTORS

        The Company historically paid a fee of $1,000 for each Board and committee meeting attended by its directors who are not employees of the Company, former employees of the Company or members of the immediate family of a current or former employee of the Company. Beginning in 1998, this director fee has been increased to $1,500 for each Board and Committee meeting attended. The Company also reimburses the directors for travel expenses incurred in connection with their activities on behalf of the Company.

        Pursuant to the Integrity Incorporated 1994 Stock Option Plan for Outside Directors (the "Director Plan") adopted by the Company, each director (other than employees, former employees or immediate family members of current or former employees) automatically receives on the day following each annual meeting of stockholders a grant of options to purchase 1,000 shares of Class A Common Stock. Such options will have an exercise price equal to 100% of the fair market value of the Class A Common Stock at the date of grant of such option.

BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT OF THE COMPANY'S COMMON STOCK; SHARES HELD BY DIRECTORS AND EXECUTIVE OFFICERS

        Based solely upon information made available to the Company, the following table sets forth certain information with respect to the beneficial ownership of Class A Common Stock and Class B Common Stock as of December 31, 1997, by (i) each person who is known by the Company to beneficially own more than five percent of either Class A or Class B Common Stock; (ii) each nominee for director of the Company; (iii) each of the Named Executive Officers (as defined under "Executive Compensation" below); and (iv) all officers and directors as a group. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of Class A or Class B Common Stock beneficially owned by them.

                                                       SHARES OF CLASS A            SHARES OF CLASS B
                                                         COMMON STOCK                  COMMON STOCK              PERCENTAGE OF
NAME AND ADDRESS                                         ------------                  ------------           CLASS A AND CLASS B
OF BENEFICIAL OWNER                               NUMBER      PERCENTAGE (1)     NUMBER     PERCENTAGE (1)      COMMON STOCK (1)
-------------------                               -------     --------------    ---------   --------------      ----------------

SoGen International Fund, Inc.(2)                 326,500         15.7%                --          --                  5.9%
Societe Generale Asset Management Corp.
1221 Avenue of the Americas
New York, New York  10020

The Coleman Limited Partnership                        --           --            223,021         6.5%                 4.0%
c/o Mr. P. Michael Coleman
8561 Z. Dawes Lake Road
Mobile, Alabama 36619

P. Michael Coleman (3)                             65,100          3.1%         3,435,000        100.0%               63.5%
Jean C. Coleman (4)                                    --           --            208,633          6.1%                3.8%
John B. Ellis (5)                                   4,000            *                 --           --                   *
Charles V. Simpson (6)                              4,500            *                 --           --                   *
Heeth Varnedoe III (6)                              4,500            *                 --           --                   *
Jerry Weimer (7)                                   20,000            *                 --           --                   *
Donald J. Moen (8)                                 27,400          1.3%                --           --                   *
Daniel D. McGuffey (9)                             10,000            *                 --           --                   *
Douglas P. Meduna                                      --           --                 --           --                  --

All executive officers and                        147,500          7.1%         3,435,000        100.0%               65.0%
directors as a group (13 persons)(10)

----------------------------------
*      Less than 1%.

(1) Based upon 2,079,000 shares of Class A Common Stock issued and outstanding as of December 31, 1997 and 3,435,000 shares of Class B Common Stock issued and outstanding as of December 31, 1997. Except as indicated, the information presented does not include 525,000 shares of Class A Common Stock reserved for issuance upon exercise of stock options under the Incentive Plan and 25,000 shares of Class A Common Stock reserved for issuance upon exercise of stock options under the Director Plan.
(2) Based on a Schedule 13G/A filed on February 14, 1997. SoGen International Fund, Inc. has shared voting and dispositive power as to 300,000 shares and Societe Generale Asset Management Corp., its investment advisor, has shared voting and dispositive power as to 326,500 shares.
(3) Includes 65,000 shares of Class A Common Stock held by The Coleman Charitable Foundation, Inc. over which Mr. Coleman, as Chairman, has shared voting and dispositive power; 223,021 shares of Class B Common Stock held by The Coleman Limited Partnership, over which Mr. Coleman, as General Partner, has sole voting and dispositive power; and 208,633 shares of Class B Common Stock held by Jean C. Coleman.
(4) Does not include 65,000 shares of Class A Common Stock held by The Coleman Charitable Foundation, Inc. over which Mrs. Coleman, as Vice Chairman, has shared voting and dispositive power.
(5) Includes options to purchase 3,000 shares of Class A Common Stock granted under the Director Plan which are immediately exercisable.
(6) Includes options to purchase 4,000 shares of Class A Common Stock granted under the Director Plan which are immediately exercisable.
(7) Includes options to purchase 20,000 shares of Class A Common Stock which are immediately exercisable.
(8) Includes options to purchase 20,000 shares of Class A Common Stock which are immediately exercisable.
(9) Includes options to purchase 10,000 shares of Class A Common Stock which are immediately exercisable.
(10) Includes options to purchase 69,000 shares of Class A Common Stock which are immediately exercisable.

EXECUTIVE OFFICERS OF THE COMPANY

       Except for Mr. Coleman, discussed above, the following table sets forth the names of the executive officers of the Company, their ages, their positions with the Company and their principal occupations and employers for at least the last five years. For information concerning executive officers' ownership of Common Stock, see "Beneficial Owners of More Than Five Percent of the Company's Common Stock; Shares Held by Directors and Executive Officers."


                                    POSITIONS WITH THE COMPANY AND PRINCIPAL OCCUPATIONS DURING AT
NAME                        AGE     LEAST THE PAST FIVE YEARS
----                        ---     ----------------------------------------------------------------------
Jerry W. Weimer             50      Mr. Weimer joined the Company in March 1996 as Executive Vice President, Chief Operating
                                    Officer. In this position, Mr. Weimer manages and oversees Integrity's day-to-day operations in the Creative/Product Development, Retail Marketing and Sales, Distribution Center and
                                    International and Church/Choral groups. Mr. Weimer's previous experience includes more than 15 years in the music industry. From 1992 to 1996, he held the position of Executive Vice President of Word, Inc., the former Christian music division of Thomas Nelson, Inc., and prior to 1991, he was President of the Gaither Management Group, which is involved in Christian music publishing.

Donald J. Moen              47      Mr. Moen joined the Company as Creative/Product Director in February 1988 and is currently
                                    Executive Vice President and Creative Director. In this position, Mr. Moen provides creative input to the product creation process. Also as an artist and songwriter, Mr. Moen has completed numerous recordings for the Company and has been a worship leader for the Hosanna! Music series.
                                    In 1994, the Company's musical "God With Us," for which Mr. Moen was the key creative director, won a Dove Award for best musical. In 1993, he was a Dove Award nominee for his recording
                                    "Worship with Don Moen," and in 1992, he was a nominee for his song "God Will Make a Way."

Keith J. Manwaring          51      Mr. Manwaring joined the Company in November 1990 as the Managing Director of the Company's
                                    Australian subsidiary. In February 1992, Mr. Manwaring transferred to the Company's headquarters in Mobile, Alabama where he assumed the position of Vice President, International, Church
                                    Resources and Special Sales. In September 1995, certain areas of the Company were restructured and Mr. Manwaring became solely responsible for international sales as Senior Vice President,
                                    International. In December 1996, Mr. Manwaring's title was changed to Senior Vice President,
                                    General Manager International Group to again reflect some restructuring of the Company. Prior to joining the Company, Mr. Manwaring served as General Manager of the Logos Foundation, the
                                    Company's former Australian distributor, from January 1985 to November 1990.

                                    POSITIONS WITH THE COMPANY AND PRINCIPAL
NAME                       AGE      OCCUPATIONS DURING AT LEAST THE PAST FIVE YEARS
----                       ---      -----------------------------------------------

Alison S. Richardson        32      Mrs. Richardson joined the Company in May 1989 as a Financial Analyst. She was promoted to
                                    Accounting Manager in August 1991, to the position of Corporate Controller in April 1992, Vice
                                    President, Corporate Controller in May 1994, and to her current position of Senior Vice
                                    President of Finance and Administration in December 1996. Mrs. Richardson's responsibilities include management of the accounting department and all aspects of internal and external financial reporting. She also is responsible for the administrative function of the Company, including facilities management, risk management, human resources and information systems and operations. Prior to joining the Company, Mrs. Richardson was employed by the national accounting firm of Pannell, Kerr, Forster from January 1987 to May 1989.

Daniel D. McGuffey          44      Mr. McGuffey joined the Company in December 1996 as Senior Vice President, General Manager of
                                    the Integrity Label Group. In this position, he is responsible for retail marketing, sales, creative services and special markets. Prior to joining Integrity, Mr. McGuffey was Vice
                                    President of Marketing and Sales for Star Song Communications, a Christian music publisher, from
                                    1992 to December 1996, where he was instrumental in the marketing and sales development of over
                                    30 artists and labels. He also held the position of Vice President of Marketing and Sales for
                                    Reunion Records from 1991 to 1992 and began his career in the music industry in 1980 with the
                                    Sparrow Corporation, a Christian music publisher.

Jerry O'Connor              50      Mr. O'Connor joined the Company in December 1996 as Vice President and General Manager, Direct
                                    to Consumer. One of his main responsibilities is the development of new methods of increasing sales in this area by expanding consumer awareness of the Company's products. Mr. O'Connor has over 25 years experience in direct to consumer sales, before joining Integrity, Mr. O'Connor was a Vice President with Tupperware Corporation, where he directed the company's entry into over 30 new markets, providing incremental sales and service improvement. Mr. O'Connor began his career at Tupperware Corporation in 1970 and was promoted to the position of Vice President in 1989.

Douglas P. Meduna           41      Mr. Meduna joined the Company in 1997 as the Vice President, Direct Response. As Vice President,
                                    Direct Response, Mr. Meduna provides general management for the Direct Response division. Prior to accepting his position with the Company, Mr. Meduna worked with Guideposts Inc., a nonprofit publishing organization, for over ten years. During his time with Guideposts, Mr. Meduna served as Marketing Manager, Circulation Director, Marketing Director and finally Development Director.

                                    POSITIONS WITH THE COMPANY AND PRINCIPAL
NAME                       AGE      OCCUPATIONS DURING AT LEAST THE PAST FIVE YEARS
----                       ---      -----------------------------------------------

Robert G. Rist              51      Mr. Rist joined the Company on March 31, 1997, as Vice President, Church Resources. The Church
                                    Resources division of the Company specializes in providing material to be used by local congregations specifically in the area of worship. Prior to joining the Company, Mr. Rist served as President of Warner Press in Anderson, Indiana, for seven years and prior to that in various positions at Alexandria House, Inc., a music distribution company in Alexandria, Indiana for 14 years.


EXECUTIVE COMPENSATION

       The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended December 31, 1995, 1996 and 1997 for
(i) the President and Chief Executive Officer of the Company; and (ii) the four other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 (determined as of December 31, 1997 and collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                  Annual Compensation       Long Term Compensation
Name and                                                                          Securities                 All Other
Principal Position                       Year     Salary        Bonus         Underlying Options          Compensation (1)
------------------                       ----    --------      --------     ----------------------        ----------------

P. Michael Coleman                       1997    $282,293      $ 50,000                --                    $24,430
    Chairman, President and              1996     276,042            --                --                      1,800
    Chief Executive Officer              1995     299,704            --                --                      2,197

Jerry W. Weimer(2)                       1997     175,294        31,000                --                     24,430
    Executive Vice President,            1996     134,616            --           100,000                      1,632
    Chief Operating Officer              1995          --            --                --                         --

Donald J. Moen                           1997     138,727            --                --                     17,066
    Executive Vice President,            1996     136,744            --                --                        770
    Creative Director                    1995     135,625            --            50,000                         --

Daniel D. McGuffey(2)                    1997     111,758       112,000            50,000                      4,750
    Senior Vice President                1996          --            --                --                         --
    Integrity Label Group                1995          --            --                --                         --

Douglas P. Meduna(2)                     1997      72,775        54,400            20,000                      1,800
    Vice President Direct                1996          --            --                --                         --
    Response                             1995          --            --                --                         --

----------------------------------

(1) Comprised of contributions made by the Company to the Company's 401(k) Plan on behalf of each of the Named Executive Officers.
(2) Mr. Weimer joined the Company in March 1996, Mr. McGuffey in December 1996, and Mr. Meduna in December 1996, and as a result compensation information is presented for only a portion of the last three fiscal years.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                            Individual Grants
                        ---------------------------------------------------------     Potential Realizable Value at
                        Number of       Percent of                                    Assumed Annual Rates of Stock
                        Securities     Total Options                                        Price Appreciation
                        Underlying      Granted to                                            for Option Term
                         Options       Employees in     Exercise or    Expiration             ---------------
Name                    Granted (1)     Fiscal Year      Base Price       Date            5%                   10%
----                    -----------    -------------    -----------    ----------        ----                  ---

P. Michael Coleman         --               --              --             --              --                   --


Jerry W. Weimer            --               --              --             --              --                   --


Donald J. Moen             --               --              --             --              --                   --


Daniel D. McGuffey         --               --              --             --              --                   --


Douglas P. Meduna            20,000        14.5%         1.625        10/10/2007       20,439               91,640

---------------
(1) All of the options were granted under the Incentive Plan with a vesting schedule pursuant to which 20% of the options become exercisable one year following the date of grant and 20% of the options become exercisable on each of the second, third, fourth and fifth anniversaries of the date of grant.

                          FISCAL YEAR-END OPTION VALUES

                               Number of Securities Underlying          Value of Unexercised
                                     Unexercised Options                In-the-Money Options
        Name                        at Fiscal Year-End(1)               at Fiscal Year-End(2)
                               -------------------------------     ------------------------------
                               Exercisable       Unexercisable     Exercisable      Unexercisable
                               -----------       -------------     -----------      -------------

        P. Michael Coleman         --                  --              --                --

        Jerry W. Weimer          20,000             80,000             --                --

        Donald J. Moen           20,000             39,722             --                --

        Daniel D. McGuffey       10,000             40,000             --                --

        Douglas P. Meduna          --               20,000             --                --

-------------

(1) No options were exercised by the Named Executive Officers in 1997.
(2) The exercise price of all of the options to purchase shares of Class A Common Stock was higher than the fair market value of the Class A Common Stock as of December 31, 1997 ($1.25) and thus none of such options were "in-the-money" as of such date.

Repricing of Options

       On February 14, 1997, the Compensation Committee of the Company resolved to reprice the stock options that it provided to, among others, certain executive officers. The Compensation Committee reasoned that since the exercise price was substantially higher than the trading price of the Class A Common Stock, a repricing would allow the stock options to better fulfill their purpose and serve as an incentive for such executive officers to work toward the improved performance of the Company.

                          10-YEAR OPTION/SAR REPRICINGS

                                                                                                               Length Of
                                                  Number Of         Market                                      Original
                                                  Securities       Price Of        Exercise                   Option Term
                                                  Underlying       Stock At        Price At                   Remaining At
                                                 Options/SARs      Time Of         Time Of          New          Date Of
                                                  Repriced Or     Repricing Or    Repricing Or    Exercise     Repricing Or
        Name                          Date          Amended        Amendment       Amendment       Price        Amendment
        ----                          ----       -------------    ------------    ------------    --------    -------------
Donald J. Moen                    Feb. 14, 1997       9,722           $1.75           $9.00         $1.75         7 years
    Executive Vice President,
    Creative Director

Keith J. Manwaring                Feb. 14, 1997       3,888           $1.75           $9.00         $1.75         7 years
    Senior Vice President,
    General Manager
    International Group

Alison S. Richardson              Feb. 14, 1997       3,888           $1.75           $9.00         $1.75         7 years
    Senior Vice
    President of
    Finance and
    Administration


Employment Arrangements

       Employment Agreements. The Company has entered into an employment agreement (the "Employment Agreement") with Mr. Weimer for the position of Executive Vice President/Chief Operating Officer. Mr. Weimer's Employment Agreement provides for a base salary of $175,000, and Mr. Weimer is eligible to receive cash bonuses under the executive cash bonus compensation system established from time to time by the Company. The term of the Employment Agreement begins on March 28, 1996, and continues until terminated for death, disability, cause or upon mutual written agreement. The Employment Agreement also may be terminated after Mr. Weimer has been employed by the Company for at least eighteen (18) months, upon six (6) months prior written notice of termination from the Company to Mr. Weimer. The Company, at its sole discretion, may elect to pay Mr. Weimer an amount equal to his salary for six (6) months in lieu of providing the above-mentioned notice. The Employment Agreement contains non-competition, non-solicitation and confidentiality provisions and expressly incorporates the Key Employee Change in Control Agreement agreed to and executed by Mr. Weimer and the Company.

       Change in Control Agreements. The Company has entered into change in control agreements (the "Change in Control Agreements") with certain Named Executive Officers as well as other senior officers of the Company. The Change in Control Agreements provide that in the event the officer is employed by the Company at the time of a Change in Control (as defined in the Change in Control Agreement), the officer shall be entitled to supplemental employment benefits should his employment with the Company terminate within 18 months after the Change in Control has occurred. The Change in

Control Agreements provide that such termination of employment can be involuntary, other than termination for cause or the result of death, disability, or retirement age, or voluntary, following a material change in the nature or location of his position or a material change in the benefits provided to the officer by the Company. The supplemental benefits that are required to be provided to the officer upon such a termination include a severance payment in an amount equal to one-half of the officer's annual base salary as well as various other benefits including basic life insurance, long-term disability insurance, health insurance and other medical benefits.

       Without the consent of the officer, the terms of the Change in Control Agreement may be terminated or amended by the Company following the first anniversary of its execution at any time prior to the first to occur of (1) a Change in Control, (ii) the public announcement of a proposal for transaction that, if consummated, will constitute a Change in Control, or (iii) the Board of Directors learns of a proposal for a transaction that, if consummated, would constitute a Change in Control. Upon the occurrence of any of the foregoing events, the Change in Control Agreements continue in effect at such time without termination or further change by the Company until the earlier of (x) 18 months following any Change in Control, or (y) the final withdrawal or termination of a proposal under item (ii) or (iii) that, had it been consummated, would have constituted a Change in Control, at which time the Change in Control Agreement may, once again, be amended or terminated by the Company until one of such events occurs.

       A Change in Control, as defined in the Change in Control Agreements, includes, among other things: a change of control of the Company such that any person, other than current affiliates of the Company, becomes the beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; any consolidation, merger or share exchange involving the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company stock would be converted into cash, securities or other property; the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or substantially all of the assets of the Company are sold or otherwise transferred to parties that are not within a controlled group of corporations in which the Company is a member.

       Cash Incentive Plan. The Company has adopted the Integrity Incorporated 1995 Cash Incentive Plan (the "Cash Incentive Plan"). Under the Cash Incentive Plan key employees of the Company are eligible to be awarded Units which are payable only in cash. The Units vest in one-fifth increments on each anniversary of the date of grant until vested in full. In addition, a participant becomes fully vested, but not paid, in all of the Units of his or her award on the date which is six months after the occurrence of a Change in Control (as defined in the Cash Incentive Plan) of the Company if he or she is an employee of the Company on such date (such six-month period being referred to as the "Transition Period") or upon his or her termination of employment with the Company as a result of death, disability, retirement after attaining retirement age, or termination by the Company other than for cause during the Transition Period. Participants are entitled to interim payments under the Cash Incentive Plan on January 15 of each of the five years beginning January 15, 1997, unless the participant has previously received a final payment. Participants are entitled to a final payment on January 15, 2001, or January 15 of the year following the participant's termination of employment or next following the end of the Transition Period following a Change in Control. The value of the Units, and the calculation of interim and final payments, is determined based on the difference between the fair market value of a number of shares of the Class A Common Stock of the Company equal to the number of Units at the date of determination and the fair market value of the same number of shares on the date of grant of the Units. The Board of Directors may discontinue the Cash Incentive Plan at any time, and may amend it from time to time; however, no outstanding award under the Cash Incentive Plan may be revoked or altered in a manner unfavorable to the participant without the consent of the participant. In 1995, awards were made under the Cash Incentive Plan to certain of the Named Executive Officers, as well as other senior officers of the Company, which awards, individually, currently do not have a value in excess of $100,000. In 1996, one award was made under the Cash Incentive Plan to one of the Named Executive Officers, which currently does not have a value in excess of $100,000. No further awards were made under the Cash Incentive Plan in 1997.

       Severance Agreements. The Company has entered into severance agreements (the "Severance Agreements") with certain Named Executive Officers as well as other senior officers of the Company. The Severance Agreements provide for the payment of severance benefits to such persons upon their termination of employment by the Company without cause. Such persons are not entitled to severance benefits under the Severance Agreement if they voluntarily resign, quit, abandon their job or cannot perform their duties due to death or disability. In addition, if an officer is entitled to severance benefits upon termination of employment under the terms of a Change in Control Agreement, as described above, the officer shall not be entitled to any benefits under the Severance Agreement.

STOCKHOLDER RETURN COMPARISON.

       The following line graph presentation compares cumulative stockholder returns of the Company with the Nasdaq Stock Market (U.S. Companies) and a Peer Index over the period beginning with the Company's initial public offering on July 1, 1994 through December 31, 1997 (assuming the investment of $100 in the Company's Class A Common Stock, the Nasdaq Stock Market (U.S. Companies) and the Peer Index on July 1, 1994, and reinvestment of all dividends).

                           YEAR-END CUMULATIVE RETURNS

                                                             DECEMBER 31,
                                            ----------------------------------------------
                                            1995                 1996                 1997
                                            ----                 ----                 ----
INTEGRITY INCORPORATED                      23.6                 18.1                 13.9
THE NASDAQ STOCK MARKET                    151.3                186.0                228.3
PEER INDEX                                 126.5                142.9                214.6

       Total return calculations for the Nasdaq Stock Market (U.S. Companies) and the Peer Index were prepared by the Center for Research in Security Prices, The University of Chicago. The Peer Index is based upon the companies comprising the Publishing Index in the Dow Jones Media Industry Group. Specific information regarding the companies comprising the Peer Index will be provided to any stockholder upon request to Alison S. Richardson, at the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

       The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

       Overview and Philosophy. The Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for reviewing and making decisions under a delegation of authority from the Board with respect to salaries, wages, bonuses, stock options and other benefits for officers of the Company.

       The objectives of the Company's executive compensation program are to:

       - Encourage the achievement of Company performance by providing compensation which directly relates to the performance of the individual and the achievement of internal strategic objectives.

       - Establish compensation policies and guidelines that will attract and retain qualified personnel through an overall level of compensation opportunity that is competitive within the Company's industry.

       - Promote a direct relationship between compensation and Company performance by facilitating executive officer stock ownership through stock option awards.

       Overall, the Company's executive officer compensation program is comprised of base salary, annual cash incentive bonus compensation, long-term incentive compensation in the form of stock options, and various other benefits, including a medical plan, which are generally available to all employees of the Company.

       Base Salary. The base salaries for the Company's executive officers vary depending on the responsibilities of the officers. While the executive officer base salary compensation is designed to be competitive with other companies in the Company's industry, the Company believes that bonus compensation described below better serves the compensation philosophy of the Company.

       1997 Cash Incentive Compensation. In order to maximize the common interests of the Company's stockholders and its management, the Company awards cash bonuses based on the Company's operating performance. The Company's budgeted financial performance goals are set at the beginning of each fiscal year and cash bonuses are then awarded in the judgment of the Compensation Committee based on the achievement of budgeted targets and the individual performance of the executive officer. As a result of their performance, six of the Company's executive officers received cash bonuses in fiscal 1997.

       Stock Options. The stock option programs of the Company are long-term incentive plans for executive officers and employees intended to relate employee and stockholder long-term interests by creating a strong and direct link between compensation and stockholder returns. In general, stock option awards are granted on an annual basis if warranted by the Company's growth and profitability. To encourage long-term performance, options generally vest over a five-year period. The Compensation Committee considers current stock ownership and option holdings in deciding the number of options to be awarded to each recipient.

       Compensation of Chief Executive Officer. In fiscal 1997, the Chief Executive Officer of the Company, Mr. P. Michael Coleman, was compensated pursuant to an unwritten employment agreement approved by the Board of Directors of the Company prior to the Company's initial public offering in July 1994. Under the agreement, Mr. Coleman received a base salary of $282,293 during fiscal 1997.

       The Compensation Committee has adopted several plans and agreements designed to assist the Company in retaining key employees of outstanding ability during a period of financial difficulty and consideration of various alternatives to enhance stockholder value, including business transactions with third parties. These plans and agreements are designed to offer key employees an increased incentive to join or continue in the service of the Company and to increase their efforts for its welfare by participating in the growth of the Company. Specifically, the Compensation Committee adopted a form of Change in Control Agreement, the Cash Incentive Plan, and a form of Severance Agreement, which were utilized with various key employees. See "Proposal I - Election of Directors -- Executive Compensation -- Employment Arrangements."

       Section 162(m) of the Internal Revenue Code (the "Code") adopted as part of the Revenue Reconciliation Act of 1993, generally limits to $1 million the deduction that can be claimed by any publicly-held corporation for compensation paid to any "covered employee" in any taxable year beginning after December 31, 1993. The term covered employee for this purpose is defined generally as the Chief Executive Officer and the four other highest paid employees of the corporation. Performance-based compensation is outside the scope of the $1 million limitation, and hence, generally can be deducted by a publicly-held corporation without regard to amount, provided that, among other requirements, such compensation is approved by the stockholders. The Compensation Committee has not, and, given the current levels of executive compensation in the Company, does not foresee the need in the immediate future, to formulate a policy for the Company with regard to Section 162(m) and executive compensation. Generally speaking, the Compensation Committee's executive compensation policies are performance-based.

                                             COMPENSATION COMMITTEE
                                               Heeth Varnedoe III
                                               John B. Ellis

CERTAIN TRANSACTIONS

       Donald J. Moen. Mr. Donald J. Moen, Integrity's Executive Vice President and Creative Director, is also one of the Company's exclusive songwriters and artists. Mr. Moen received royalties of $197,831 in 1997.

       The Board of Directors of the Company has adopted a policy which requires that transactions between the Company and its officers, directors or other affiliates shall be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arm's-length basis and, further, that any such transaction shall be approved by a majority of the Company's directors who have no interest in any such transaction.

                                   PROPOSAL II

                        APPROVAL OF SELECTION OF AUDITORS

       The Company's Board of Directors has selected Price Waterhouse LLP to conduct the annual audit of the financial statements of the Company for the fiscal year ending December 31, 1998. Price Waterhouse LLP has no financial interest, direct or indirect, in the Company, and does not have any connection with the Company except in its professional capacity as an independent auditor.

       The ratification by the holders of Class A Common Stock of the selection of Price Waterhouse LLP as independent auditors is not required by law or by the Bylaws of the Company. The Board of Directors, consistent with the practice of many publicly held corporations, is nevertheless submitting this selection to the holders of Class A Common Stock and the Class B Common Stock. If this selection is not ratified at the Annual Meeting, the Board of Directors intends to reconsider its selection of independent auditors for the fiscal year ending December 31, 1998. Even if the selection is ratified, the Board of Directors in its sole discretion may direct the appointment of a different independent accounting firm at any time during the fiscal year if the Board determines that such a change would be in the best interest of the Company and its stockholders.

       The Audit Committee, which is composed of directors who are not employees of the Company, approves in advance all material non-audit services to be provided by Price Waterhouse LLP and believes that these services have no effect on audit independence.

       Representatives of Price Waterhouse LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and respond to appropriate questions.

       THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR RATIFICATION. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES OF THE SHARES OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK, VOTING TOGETHER AS A SINGLE CLASS, REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR APPROVAL OF PROPOSAL II.

                              STOCKHOLDER PROPOSALS

       Any proposal which a Company stockholder intends to be presented at the next annual meeting of stockholders to be held in 1999 must be received by the Company on or before December 17, 1998. Only proper proposals which are timely received will be included in the Proxy Statement and Proxy.

                                  OTHER MATTERS

FILINGS UNDER SECTION 16(A)

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

       Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during fiscal 1997 all of its officers and directors complied with all applicable filing requirements with the exception of: Daniel D. McGuffey who failed to file timely his Form 3 upon starting employment with the Company; and Douglas P. Meduna who failed to file timely a Form 4, with regard to the purchase of shares by family members.

EXPENSES OF SOLICITATION

       The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers or other employees of the Company, personally, by telephone or by telegraph. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers, custodians or other persons holding stock in their names or in the names of nominees for their expenses in sending proxy materials to principals and obtaining their instructions.

MISCELLANEOUS

       Management does not know of any matters to be brought before the Annual Meeting other than as described in this Proxy Statement. Should any other matters properly come before the Annual Meeting, the persons designated as proxies will vote in accordance with their best judgment on such matters.

AVAILABILITY OF ANNUAL REPORT

       ACCOMPANYING THIS PROXY STATEMENT IS A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1997. STOCKHOLDERS WHO WOULD LIKE ADDITIONAL COPIES OF THE ANNUAL REPORT SHOULD DIRECT THEIR REQUESTS IN WRITING
TO: INTEGRITY INCORPORATED, 1000 CODY ROAD, MOBILE, ALABAMA 36695, ATTENTION:
ALISON S. RICHARDSON.

                                                                        APPENDIX

PROXY                        INTEGRITY INCORPORATED
                                MOBILE, ALABAMA
                         ANNUAL MEETING OF STOCKHOLDERS

   The undersigned stockholder of Integrity Incorporated (the "Company"), Mobile, Alabama, hereby constitutes and appoints P. Michael Coleman or Alison S. Richardson either one of them, each with full power of substitution, to vote the number of shares of Class A Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Adam's Mark, 64 South Waterstreet, Mobile, Alabama, 36602, on Wednesday, May 6, 1998, at 2:00 p.m., local time, or at any adjournments thereof (the "Annual Meeting"), upon the proposals described in the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated April 14, 1998, the receipt of which is acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, are further authorized to vote on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the Annual Meeting, and are further authorized to vote on other matters which may properly come before the Annual Meeting and any adjournments thereof. The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. ELECTION OF DIRECTORS. On the proposal to elect the following slate of directors to serve until the 1999 Annual Meeting of Stockholders of the Company and until their successors are elected and qualified:

  P. Michael Coleman
  Jean C. Coleman      Charles V. Simpson
  John B. Ellis        Heeth Varnedoe III
    [ ]  FOR                                                      [ ]  WITHHOLD AUTHORITY

    (INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE(S), WRITE THE
                                  NAME OF THE NOMINEE(S) IN THE SPACE PROVIDED:)

       -------------------------------------------------------------------------

2. SELECTION OF AUDITORS. On the proposal to ratify the selection of Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending December 31, 1998:

      [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

   Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each stockholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                  Shares Held:
                                                        ------------------------

                                                  ------------------------------
                                                  Signature of Stockholder

                                                  ------------------------------
                                                  Signature of Stockholder (If
                                                  held jointly)

                                                  Dated:                  , 1998
                                                     ----------------------
                                                        Month        Day

THIS PROXY IS SOLICITED ON BEHALF OF INTEGRITY INCORPORATED'S BOARD OF DIRECTORS
          AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.